NONRECOURSE SECURED
                          PROMISSORY NOTE

$1,438,560.00                                              April 10, 1996

     FOR VALUE RECEIVED, the undersigned promises to pay to the order of CIBOLA CORPORATION, a Wyoming corporation, at its office in Cheyenne, Wyoming, or at such other place as may be designated in writing by the holder of this note, the principal sum of ONE MILLION, FOUR HUNDRED AND THIRTY-EIGHT THOUSAND,
FIVE HUNDRED AND SIXTY DOLLARS ($1,438,560.00), together with accrued but unpaid interest on the outstanding principal balance at the rate of eight and one-quarter percent (8 1/4%) per annum, on June 30, 2006 (the "Maturity Date").

     Payments of accrued interest shall be due and payable on the first business day of each April and October, commencing on October 1, 1996.

     The undersigned has no in personam liability for the payment of this Note.

     Payment of this Note is secured by a security agreement (the "Security Agreement") of even date herewith whereby the undersigned has granted the holder of this Note a security interest in all of its common stock of Cibola Corporation, a Wyoming corporation, (the "Collateral"). In the event of a default under this Note, the holder hereof shall only have recourse to the Collateral.

     While any default exists hereunder, all sums herein promised to be paid shall bear interest at the rate of thirteen and one-quarter percent (13 1/4%), accrued from the date of default to the date on which such default is cured to the satisfaction of the holder hereof. All past due sums will be paid at the time of and as a condition precedent to the curing of any default hereunder. During the existence of any such default, the holder of this Note may apply payments received on any amount due hereunder or under the terms of any instrument now or hereafter evidencing or securing any of said indebtedness as said holder may determine.

     Upon default in any of the monetary terms or conditions of this Note and failure of the undersigned to cure such default within five (5) business days after written notice from the holder of this Note, or upon the occurrence of any other event of default not cured within any applicable cure period, at the option of the holder hereof the entire indebtedness hereby evidenced shall become due, payable, and collectible then or thereafter as the holder may elect.

     The undersigned agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the holder's rights hereunder or under the Security Agreement, the undersigned will pay to the holder hereof its reasonable attorney's fees, together with all court costs and other expenses paid by such holder.

     For the purpose of computing interest under this Note, payments of all or any portion of the principal sum owing under this Note will not be deemed to have been made until such payments are received by the holder of this Note in collected funds.

     All agreements between the undersigned and the holder of this Note are expressly limited so that in no event whatsoever, whether by reason of disbursement of the proceeds hereof or otherwise, shall the amount of interest or finance charge (as defined by the laws of the State of Wyoming) paid or agreed to be paid by the undersigned to the holder hereof exceed the highest lawful contractual rate of interest or the maximum finance charge permissible under the law which a court of competent jurisdiction, by final non-appealable order, determines to be applicable hereto. If fulfillment of any agreement between the undersigned and the holder hereof, at the time the performance of such agreement becomes due, involves exceeding such highest lawful contractual rate or such maximum permissible finance charge, then the obligation to fulfill the same shall be reduced so that such obligation does not exceed such highest lawful contractual rate or maximum permissible finance charge. If by any circumstance the holder shall ever receive as interest or finance charge an amount which would exceed the amount allowed by applicable law, the amount which may be deemed excessive shall be deemed applied to the principal of the indebtedness evidenced hereby and not to interest. All interest and finance charges paid or agreed to be paid to the holder hereof shall be prorated, allocated and spread throughout the full period of this Note. The terms and provisions of this paragraph shall control all other terms and provisions contained herein and in any of the other documents executed in connection herewith. If any provision of this Note or the application thereof to any party or encumbrance is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances shall not be affected thereby, the provisions of this Note being severable in any such instance.

     The undersigned and any endorsers, sureties, guarantors, and all other persons, if any, who may become liable for all or any part of this obligation severally waive presentment for payment and protest. Said parties consent to any extension of time (whether one or more) of payment hereof, any renewal (whether one or more) hereof, and any release of any party liable for, or any property securing, payment of this obligation. Any such extension, renewal, or release may be made without notice to any such party and without dis-charging said party's liability hereunder.

     The failure of the holder hereof to exercise any of the remedies or options set forth in this Note, or any agreement relating to this Note, upon the occur-rence of one or more of the events of default, shall not constitute a waiver of the right to exercise the same or any other remedy at any subsequent time in respect to the same or any other event of default. The acceptance by the holder hereof of any payment that is less than the total of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing remedies or options at that time or any subsequent time, or nullify any prior exercise of any such remedy or option, without the express written consent of the holder hereof, except as and to the extent otherwise provided by law.

     This Note may not be assigned or transferred by the undersigned without the express written consent of the holder of this Note.

     The written records of the holder of this Note shall be prima facie evidence of the amount owing on this Note.

     This Note is to be construed according to the laws of the State of Wyoming.

     IN WITNESS WHEREOF, the undersigned has executed this instrument on the date noted above.

                                        THE BEARD COMPANY,
                                        an Oklahoma corporation

                                        By:  HERB MEE, JR.
                                             Herb Mee, Jr.
                                             President